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                                                             Exhibit (23)-2
                                                             Unicom Corporation
                                                             Form S-8
                                                             File No. 333-

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated January 26, 1996, included or incorporated by reference in Unicom Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, our report dated May 9, 1996 included in Unicom Corporation's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, our report dated August 8, 1996 included in Unicom Corporation's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, and our report dated January 26, 1996 included in Unicom Corporation's Current Report on Form 8-K dated January 26, 1996. We also hereby consent to all references to our Firm included in this Form S-8 Registration Statement.

                                                ARTHUR ANDERSEN LLP

Chicago, Illinois
August 22, 1996